SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                    AMENDMENT

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 25, 2003

                        Commission File Number: 000-49679

                                LitFunding Corp.
                                ----------------
             (Exact name of registrant as specified in its charter)

Nevada                                                               95-4834266
--------                                                             ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

5757 Wilshire Blvd., Suite PH 10, Los Angeles, California                 90036
----------------------------------------------------------                -----
(Address of principal executive offices)                              (Zip Code)

                                 (323) 857-0448
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                             RP Entertainment, Inc.
                             ----------------------
                   (Former name, if changed since last report)

       1900 Avenue of the Stars, Suite 1450, Los Angeles, California 90067
       -------------------------------------------------------------------
                 (Former Address of Principal Executive Offices)

                                  (310) 277-1250
                                  -------------
           (Registrant's Former Telephone Number, Including Area Code)

ITEM 1.     Changes in Control of Registrant.

         The Registrant has previously filed its Current Report on Form 8-K, dated March 11, 2003 (pertaining to the acquisition of 100% of the issued and outstanding shares of the common stock of LitFunding Corp. in exchange for 7,592,250 shares of the registrant's common stock) without certain financial information required by Item 7 of such Form 8-K. The Registrant hereby amends
Item 5 and 7, subparagraph (a) of the Current Report on Form 8-K to read as follows:



ITEM 2.     Acquisition of Assets.

            Not applicable.


ITEM 3.     Bankruptcy or Receivership.

            Not applicable.


ITEM 4.     Changes in Registrant's Certifying Accountant.

            Not applicable.


ITEM 5.     Other Events.

            Not applicable.


ITEM 6.     Resignations of Registrant's Directors.

            Not applicable.


ITEM 7. Financial Statements, Pro Forma Financial Information of Combined Entity and Exhibits

          (a)      Report of Kabani & Company, Inc., Independent
                   Certified Public Accountants for the year ended December 31, 2002

          (b) Report of Stonefield Josephson, Inc., Independent Certified Public Accountants for the year ended December 31, 2001

          (c)      Balance Sheets as of December 31, 2002 and as of December
                   31, 2001

                   Statements of Operations for the years ended December 31, 2002 and 2001

                   Statement of Stockholders' deficit for the year ended December 31, 2002 and 2001

                   Statements of Cash Flows for the years ended December 31, 2002 and 2001

                   Notes to Financial Statements for 2002 and 2001

          (d)      Pro-forma
                   Unaudited Pro-forma combined statements derived from the audited financial statements of California LitFunding (formerly LitFunding Corp.) for the year ended December 31, 2002 and the audited financial statements of LitFunding Corp. (formerly, RP Entertainment, Inc. for the year ended December 31, 2002.

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders California LitFunding (formerly, LitFunding Corp.)

We have audited the accompanying balance sheet of California LitFunding (formerly, LitFunding Corp.) (the "Company") as of December 31, 2002 and the related statements of operations, stockholders' deficit, and cash flows for the year ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The financial statements of the Company as of December 31, 2001, were audited by other auditors whose report was dated April 8, 2002.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2002, and the results of its operations and its cash flows for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has deficit accumulated from inception amounting $10,504,062 at December 31, 2002 including a net loss of $7,443,002 incurred in the year ended December 31, 2002. These factors as discussed in Note 14 and 15 to the financial statements, raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 14 and 15. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




KABANI & COMPANY, INC.


CERTIFIED PUBLIC ACCOUNTANTS
Fountain Valley, California
April 29, 2003

                          INDEPENDENT AUDITORS' REPORT



Board of Directors
LitFunding Corp
Los Angeles, California


We have audited the accompanying balance sheet of LitFunding Corp at December 31, 2001 and the related statements of operations, stockholders' deficit and cash flows for the year ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LitFunding Corp at December 31, 2001 and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.




/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
April 8, 2002

                              CALIFORNIA LITFUNDING
                          (FORMERLY, LIFTFUNDING CORP.)
                                 BALANCE SHEETS
                           DECEMBER 31, 2002 AND 2001

                                     ASSETS
                                     ------

                                                                                           2002              2001
                                                                                   ----------------   --------------
           Cash & cash equivalents                                                 $       274,715    $   2,649,032
           Accounts receivable, net                                                        566,074           35,659
           Other receivables                                                                     -           36,226
           Common stock subscription receivable                                                  -          134,286
           Contingent advances less reserve for unsuccessful resolution of
                lawsuit of $2,118,938 and $ 898,000, respectively                       12,007,312        5,089,112
           Prepaid commission on contingent advances                                       883,631          720,023
           Property and equipment, net                                                      82,370           36,778
           Other assets                                                                     25,039           10,084
                                                                                   ----------------   --------------
                                                                                   $    13,839,141    $   8,711,200
                                                                                   ================   ==============


                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

           Accounts payable and accrued expenses                                   $       152,061    $     154,332
           Investor deposits                                                                     -          823,750
           Debenture                                                                       130,000                -
           Interest payable                                                              1,973,181          340,443
           Investor participations                                                      18,660,165        6,682,275
                                                                                   ----------------   --------------
                     Total  liabilities                                                 20,915,407        8,000,800

           REDEEMABLE STOCK                                                                      -          965,000

           CONTINGENCIES & COMMITMENTS

           STOCKHOLDERS' DEFICIT
           Common stock, no par value;
           Authorized shares 25,000,000,  7,594,150 shares
           and 10,197,750 shares issued and outstanding at
            December 31, 2002 and 2001, respectively                                     3,427,796        2,806,460
           Accumulated deficit                                                         (10,504,062)      (3,061,060)
                                                                                   ----------------   --------------
                     Total stockholders' deficit                                        (7,076,266)        (254,600)

                                                                                   ----------------   --------------
                                                                                   $    13,839,141    $   8,711,200
                                                                                   ================   ==============

   The accompanying notes are an integral part of these financial statements.

                              CALIFORNIA LITFUNDING
                          (FORMERLY, LIFTFUNDING CORP.)
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                                                       2002                    2001
                                                                                 ------------------       ---------------
                NET REVENUE                                                      $       2,461,892        $      205,424

                OPERATING EXPENSES:
                      Selling                                                            1,363,497               598,366
                      Reserve for unsuccessful resolution of lawsuits                    2,136,487               898,079
                      General and administrative                                         3,458,599             1,383,749
                                                                                 ------------------       ---------------
                            Total operating expenses                                     6,958,583             2,880,194
                                                                                 ------------------       ---------------
                LOSS FROM OPERATIONS                                                    (4,496,691)           (2,674,770)

                Non-operating income (expense):
                      Interest expense, net of interest income                          (2,945,511)             (342,089)
                                                                                 ------------------       ---------------
                LOSS BEFORE INCOME TAXES                                                (7,442,202)           (3,016,859)

                Provision for income tax                                                       800                     -

                                                                                 ------------------       ---------------
                Net loss                                                         $      (7,443,002)       $   (3,016,859)
                                                                                 ==================       ===============

                BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF
                                                                                 ------------------       ---------------
                    COMMON STOCK OUTSTANDING                                             9,184,723             9,802,039
                                                                                 ==================       ===============

                                                                                 ------------------       ---------------
                BASIC AND DILUTED NET LOSS PER SHARE                             $           (0.81)       $        (0.31)
                                                                                 ==================       ===============


   The accompanying notes are an integral part of these financial statements.

                              CALIFORNIA LITFUNDING
                          (FORMERLY, LIFTFUNDING CORP.)
                       STATEMENTS OF STOCKHOLDERS' DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                       Common Stock
                                                   -----------------------                     Total
                                                    Number of                Accumulated    Stockholders'
                                                     Shares       Amount       Deficit          Deficit
                                                   -----------  ----------- ------------  ------------------
  Balance at January 1, 2001                        9,381,100   $  106,790       (44,201) $          62,589

  Issuance of shares, net of offering cost            957,650    2,421,140             -          2,421,140

  Shares issued upon exercise of options: 3 to 1
  stock split effected as a stock dividend             24,000       16,000             -             16,000

  Stock options issued to employees                         -      155,950             -            155,950

  Deferred compensation                                     -     (118,950)            -           (118,950)

  Redemption feature                                 (165,000)  (1,210,000)            -         (1,210,000)

  Stock options issued for services                         -    1,435,530             -          1,435,530

  Net loss for the year ended December 31, 2001             -            -    (3,016,859)        (3,016,859)
                                                   -----------  -----------  ------------  -----------------

  Balance at December 31, 2001                     10,197,750    2,806,460    (3,061,060)          (254,600)

  Redemption of shares                               (125,000)  (1,000,000)            -         (1,000,000)

  Shares issued  for cash                              37,500      300,000             -            300,000

  Shares issued for compensation                       37,500      300,000             -            300,000

  Rescission of redemption feature                    130,000      965,000             -            965,000

  Shares issued upon exercise of options               20,000       20,000             -             20,000

  Founding shares returned per agreement          (2,7000,000)      (2,700)            -             (2,700)

  Amortization of deferred compensation                     -       39,000             -             39,000

  Shares cancelled                                     (3,600)          36             -                 36

  Net loss for the year ended December 31, 2002             -            -    (7,443,002)        (7,443,002)
                                                   -----------  ----------- -------------  -----------------

  Balance at December 31, 2002                      7,594,150   $3,427,796  $(10,504,062)  $     (7,076,266)
                                                   ===========  =========== =============  =================


   The accompanying notes are an integral part of these financial statements.

                              CALIFORNIA LITFUNDING
                          (FORMERLY, LIFTFUNDING CORP.)
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                                                          2002               2001
                                                                                    ----------------   ---------------
           CASH FLOWS FROM OPERATING ACTIVITIES:
                    Net loss                                                        $    (7,443,002)   $   (3,016,859)
                    Adjustments to reconcile net loss to net cash used in
                    operating activities:
                          Depreciation and amortization                                      11,467             4,406
                          Reserve for unsuccessful resolution of lawsuits                 2,136,487           898,079
                          Reserve for bad debts                                             617,872                 -
                          Prepaid financing costs                                                 -           618,446
                          Deferred compensation                                              39,000                 -
                          Common stock  issued for compensation                             300,000                 -
                          Common stock and options issued for services                            -           741,275
                          (Increase) / decrease in current assets:
                                    Accounts receivable                                  (1,148,287)          (35,659)
                                    Other receivable                                         36,226           (36,226)
                                    Contingent advances                                  (9,054,687)       (5,935,941)
                                    Prepaid commissions on contingent advances             (163,608)         (574,508)
                                    Deposits                                                (14,955)           (4,070)
                          Increase / (decrease) in current liabilities:
                                    Interest payable                                      1,632,738           340,443
                                    Accounts payable and accrued expense                     (2,271)          152,583
                                                                                    ----------------   ---------------

                          Total adjustments                                              (5,610,018)       (3,831,172)
                                                                                    ----------------   ---------------
                    Net cash used in operating activities                               (13,053,020)       (6,848,031)
                                                                                    ----------------   ---------------

           CASH FLOWS FROM INVESTING ACTIVITIES
                          Acquisition of property & equipment                               (57,059)          (30,927)
                                                                                    ----------------   ---------------

           CASH FLOWS FROM FINANCING ACTIVITIES:
                          Proceeds from investor participation                           11,977,890         7,321,703
                          Issuance (purchase) of redeemable common stock                 (1,000,000)        1,175,000
                          Proceeds from issuance of common stock                            434,322           791,468
                          Investor deposits                                                (823,750)          823,750
                          Debenture                                                         130,000                 -
                          Loans payable, officer/shareholder                                 (2,700)          (46,560)
                          Payment for common stock repurchase                                     -           (35,000)
                          Shares issued on exercise of options                               20,000                 -
                          Prepaid financing costs                                                 -          (299,999)
                          Payment on redeemable common stock                                      -          (210,000)
                                                                                    ----------------   ---------------
                    Net cash provided by financing activities                            10,735,762         9,520,362
                                                                                    ----------------   ---------------

           NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS                            (2,374,317)        2,641,404

           CASH & CASH EQUIVALENTS, BEGINNING BALANCE                                     2,649,032             7,628
                                                                                    ----------------   ---------------

           CASH & CASH EQUIVALENTS, ENDING BALANCE                                  $       274,715    $    2,649,032
                                                                                    ================   ===============

           SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
                    Interest paid                                                   $     1,304,663    $        8,689
                                                                                    ================   ===============

                    Income tax paid                                                 $             -    $            -
                                                                                    ================   ===============

           SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
           FINANCING ACTIVITIES
                    Common stock options issued for services                        $             -    $      741,275
                                                                                    ================   ===============
                    Common stock  issued for compensation                           $       300,000    $            -
                                                                                    ================   ===============


   The accompanying notes are an integral part of these financial statements.

                              CALIFORNIA LITFUNDING
                          (FORMERLY, LIFTFUNDING CORP.)
                          NOTES TO FINANCIAL STATEMENTS


1.     ORGANIZATIONS AND DESCRIPTION OF BUSINESS

California LitFunding (formerly, LitFunding Corp.) ("the Company") was incorporated in California on November 17, 2000. The Company is in the business of funding individuals and/or entities that are in the process of litigating as plaintiff in civil cases. Law case financing is a program under which a non-recourse advance is made to a plaintiff or to an attorney for the purpose of covering the ongoing costs of the case (contingent advances). The Company receives a fee for advancing the funding, which is based on the length of time the funds are outstanding. If the recovery (amount of settlement or award) is less than the aggregate fee (the contingent advance plus the fees earned through repayment date), the aggregate fee will be reduced to the amount of the recovery. LitFunding Corp changed its name to California LitFunding on May 30th, 2003.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents. The Company maintains its cash in bank deposit accounts that may exceed federally insured limits. The company has not experienced any losses in such accounts.

PREPAID COMMISSIONS ON CONTINGENT ADVANCES

Prepaid commissions on contingent advances represent commissions paid to in-house sales staff or independent representatives on lawsuits funded or financing raised. Commissions paid for lawsuits funded are capitalized until the lawsuits are resolved and revenue is earned or contingent advance is written off in case of a loss.

PROPERTY & EQUIPMENT

Property and equipment is carried at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives (generally three to five years) of the assets. Expenditures for maintenance and repairs are charged to expense as incurred.

LONG-LIVED ASSETS

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2002, there were no significant impairments of its long-lived assets.

                              CALIFORNIA LITFUNDING
                          (FORMERLY, LIFTFUNDING CORP.)
                          NOTES TO FINANCIAL STATEMENTS


INCOME TAXES

Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

REVENUE RECOGNITION

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 101. The Company recognizes revenues earned in relation to the fees charged on the contingent advances upon successful resolution of the funded lawsuit. In accordance with the guidelines of Staff Accounting Bulletin (SAB) 101 and Statement of Financial Accounting Concepts
(SFAC) No. 5, upon successful resolution of the lawsuit, including appeals, the fees become realizable and earned. At this time the fee is determinable and the collection ensured.

BASIC AND DILUTED NET LOSS PER SHARE

Net loss per share is calculated in accordance with the Statement of Financial Accounting Standards No. 128 (SFAS No. 128), "Earnings per share". Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Weighted average number of shares used to compute basic and diluted loss per share is the same since the effect of dilutive securities is anti-dilutive.

STOCK-BASED COMPENSATION

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123.

                              CALIFORNIA LITFUNDING
                          (FORMERLY, LIFTFUNDING CORP.)
                          NOTES TO FINANCIAL STATEMENTS


FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standard No. 107, "Disclosures About Fair Value of Financial Instruments", requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments, none of which are held for trading purpose, are a reasonable estimate of fair value.

SEGMENT REPORTING

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. Currently, SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment.

COMPREHENSIVE LOSS

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. There were no items of comprehensive income during 2002 and 2001, accordingly, a Statement of Comprehensive Loss is not presented.

RECENT PRONOUNCEMENTS

In May 2002, the Board issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections" ("SFAS 145"). SFAS 145 rescinds the automatic treatment of gains or losses from extinguishments of debt as extraordinary unless they meet the criteria for extraordinary items as outlined in APB Opinion No. 30, "Reporting the Results of Operations, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". SFAS 145 also requires sale-leaseback accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions and makes various technical corrections to existing pronouncements. The provisions of SFAS 145 related to the rescission of FASB Statement 4 are effective for fiscal years beginning after May 15, 2002, with early adoption encouraged. All other provisions of SFAS 145 are effective for transactions occurring after May 15, 2002, with early adoption encouraged. The adoption of SFAS 145 does not have a material effect on the earnings or financial position of the Company.

In June 2002, the FASB issued SFAS No. 146 "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"). This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability

                              CALIFORNIA LITFUNDING
                          (FORMERLY, LIFTFUNDING CORP.)
                          NOTES TO FINANCIAL STATEMENTS


Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under Issue 94-3 a liability for an exit cost as defined, was recognized at the date of an entity's commitment to an exit plan. The adoption of SFAS 146 did not have a material effect on the earnings or financial position of the Company.

In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions" ("SFAS 147"). SFAS 147 removes the requirement in SFAS No. 72 and Interpretation 9 thereto, to recognize and amortize any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset. This statement requires that those transactions be accounted for in accordance with SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." In addition, this statement amends SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," to include certain financial institution-related intangible assets. The adoption of SFAS 147 did not have a material effect on the earnings or financial position of the Company.

In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 requires that upon issuance of a guarantee, a guarantor must recognize a liability for the fair value of an obligation assumed under a guarantee. FIN 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The recognition provisions of FIN 45 are effective for any guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of this pronouncement does not have a material effect on the earnings or financial position of the Company.

In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock Based Compensation-Transition and Disclosure" ("SFAS 148"). SFAS 148 amends SFAS No. 123, "Accounting for Stock Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used, on reported results. The Statement is effective for the company's interim reporting period ending January 31, 2003. The adoption of SFAS 148 will not have a material effect on the earnings or financial position of the Company.

On April 30, 2003, the FASB issued FASB Statement No. 149 ("SFAS 149"), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". FAS 149 amends and clarifies the accounting guidance on (1) derivative instruments (including certain derivative instruments embedded in other contracts) and (2) hedging activities that fall within the scope of FASB Statement No. 133 ("SFAS 133"), Accounting for Derivative Instruments and Hedging Activities. SFAS 149 also amends certain other existing pronouncements, which will result in more consistent reporting of contracts that are derivatives in their entirety or that contain embedded derivatives that warrant separate accounting. SFAS 149 is effective (1) for contracts entered into or modified after June 30, 2003, with certain exceptions, and (2) for hedging relationships designated after June 30, 2003. The guidance is to be applied prospectively. The Company does not expect the adoption of SFAS No. 149 to have a material impact on its financial position or results of operations or cash flows.

                              CALIFORNIA LITFUNDING
                          (FORMERLY, LIFTFUNDING CORP.)
                          NOTES TO FINANCIAL STATEMENTS


On May 15 2003, the FASB issued FASB Statement No. 150 ("SFAS 150"), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, SFAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) SFAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatorily redeemable financial instruments are subject to the provisions of SFAS 150 for the fiscal period beginning after December 15, 2003. The Company does not expect the adoption of SFAS No. 150 to have a material impact on its financial position or results of operations or cash flows.

CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES

General business - The Company is in the business of funding individuals and/or entities that are in the process of litigating as plaintiff in civil cases. The Company recognizes revenues earned in relation to the fees charged on the contingent advances upon successful resolution of the funded lawsuit. Therefore, the Company's business is depending upon the success of the litigations of the entities the Company funded.

UNCLASSIFIED BALANCE SHEET - Due to the undeterminable business cycle of the contingent advances, a current/non-current distinction is deemed to have little or no relevance and in accordance with SFAS 6, paragraph 7, the Company has elected to present an unclassified balance sheet.

CONCENTRATIONS - The Company has two major lenders that account for approximately 22% of its investor participation balance, or $4,124,000 and one major lender that accounts for approximately 31%, or $2,260,000 at December 31, 2002 and 2001, respectively.

The Company has one law firm to which it advances funds that count for approximately 38% and 35% of the Contingent advance balance, or approximately $4,600,000 and $2,000,000 at December 31, 2002 and 2001, respectively.

RECLASSIFICATIONS

For comparative purposes, prior year's consolidated financial statements have been reclassified to conform with report classifications of the current year.

                              CALIFORNIA LITFUNDING
                          (FORMERLY, LIFTFUNDING CORP.)
                          NOTES TO FINANCIAL STATEMENTS


3.     CONTINGENT ADVANCES

Contingent advances are the non-recourse amounts advanced to plaintiffs or attorneys to cover costs in their lawsuits. The return of the funding is secured by a lien against the case proceeds. The Company receives a fee for advancing the funding which is based on the length of time the funds are outstanding. Per the terms of the contingent advances, the aggregate fees represent the amounts advanced plus the fees earned to date of resolution of the case. If the amount of settlement or award is less than the aggregate fee, the aggregate fee will be reduced to the amount of the recovery.

Since collection of the contingent advances is not assured, a 15% allowance for unsuccessful resolution of cases has been provided. Management's estimate and periodic evaluation of the adequacy of the allowance is based on past experience, progress of the cases and adverse situations or rulings that may affect the outcome of the cases. In the Company's history, they have achieved approximately 88% success rate. The Company continuously monitors the status of the funded lawsuits to identify amounts that have become uncollectible through negative resolutions to the lawsuits. The Company continuously evaluates the cases and confers with the respective attorneys to ensure there is no deterioration of the estimated settlement and that no impairment of the contingent advances exists.

4.     ACCOUNTS RECEIVABLE

Accounts receivable represents unpaid amounts due for the return on contingent advances and fees earned on cases in which there have been positive resolutions. Allowance for bad debts amounted to $617,872 as of December 31, 2002.

5.     INVESTOR PARTICIPATIONS

The Company raises capital to enable it to engage in the practice of funding the contingent advances by private placement sales of equity and debt instruments. The debt instruments are considered investment/equity participation agreements (investor participation) and are structured to be 50% investments in the contingent advances. The investment participations are repayable only upon the successful settlement of the case and return of the advances and fees earned. The note terms are structured in 12 month increments with a verbal option to roll over at the end of the 12 month period with annual interest of 20%.

Costs associated with obtaining the capital, consisting mainly of commissions paid, are included as a reduction of the investor participation balance and are amortized over one year. Amortization for the years ended December 31, 2002 and 2001 was $787,176 and $618,446, respectively. A summary of investor participation is as follows:

                             December 31, 2002           December 31, 2001
                             ------------------          -----------------

Investor participation       $      18,814,550           $      7,321,703
Commissions                           (154,385)                  (639,428)
                             ------------------          -----------------
                             $      18,660,165           $      6,682,275
                             ==================          =================

For the years ended December 31, 2002 and 2001, interest expense paid was $1,304,663 and $8,698, respectively. Interest accrued related to these obligations as of December 31, 2002 and 2001 was $1,973,181 and $340,443, respectively.

                              CALIFORNIA LITFUNDING
                          (FORMERLY, LIFTFUNDING CORP.)
                          NOTES TO FINANCIAL STATEMENTS


6.      PROPERTIES AND EQUIPMENT

Property and equipment at December 31, 2002 and 2001 consisted of the following:

                                                        2002             2001
                                                      ---------       ---------
    Machinery and equipment                           $ 34,115        $ 22,873

    Furniture and fixtures                              42,941          16,431

    Computer software                                   21,309           2,002
                                                      ---------       ---------
                                                        98,365          41,306
    Less: accumulated depreciation & amortization       15,995           4,528
                                                      ---------       ---------
    Property & Equipment  (net)                       $ 82,370        $ 36,778
                                                      =========       =========

Depreciation expense for the years ended December 31, 2002 and 2001 was $11,467 and $4,528, respectively.


7.      DEBENTURES

During the year ended December 31, 2002, the Company issued 5-year 9% convertible debentures amounting to $ 130,000, due January 1, 2007. The interest is due semi-annually on the first day of June and December of each year, commencing June 1, 2003 until fully paid.

The registered holders of the debentures have the right, after one year prior to maturity, to convert the principal at the original conversion price of $10 for one Common share or at the adjusted conversion price. If and whenever on or after the date of this debenture, the Company issues or sells any share of common stock for a consideration per share less than the initial conversion rate, then upon such issue or sale, the initial conversion rate shall be reduced to the lowest net price per share at which such share of common stock have been issued. The debentures are subordinated to all the senior indebtedness, including debts under Equity Participation Agreement.

8.      REDEEMABLE STOCK

At December 31, 2001, the Company had 130,000 shares of redeemable stock owned by the two officer-stockholders, required to be redeemed by the Company at the officer-stockholders' option. The redemption prices ranged from $7 to $8. During 2001, 35,000 shares were redeemed and during 2002, all shares were redeemed.

During May 2002 the Company had a private placement equity sale, which included disclosure of the redeemable stock. Several shareholders objected to the transaction, and at their request 75,000 of the shares, for a value of $600,000, were repurchased by one of the officer-shareholders. The officer-shareholder paid $300,000 in cash, with the remaining $300,000 expensed as a bonus at December 31, 2002.

                              CALIFORNIA LITFUNDING
                          (FORMERLY, LIFTFUNDING CORP.)
                          NOTES TO FINANCIAL STATEMENTS


9.     COMMON STOCK

On October 15, 2001, the Company completed 3 to 1 split affected in the form of a stock dividend. All applicable share and per share data presented have been adjusted for the stock split.

In February and March 2001, the Company sold 238,200 shares at $ .001 for a total of $ 79.

In April through June 2001, the Company raised proceeds of approximately $ 240,200 from the issuance of 360,300 shares through a private placement offering of its stock. The offering price was $ 2.00 per share.

In September 2001, the Company issued 24,000 shares of its common stock through the exercise of options.

In December 2001, the Company raised proceeds of approximately $ 2,420,000, which is net of offering costs of approximately $ 332,000, from the issuance of 359,150 shares through a private placement offering of its stock at an offering price of $ 7.00 per share.

During 2001, the Company sold 150,000 shares to an employee under a Restricted Stock Plan. The shares are to be released at a rate of 25% per year for four years, based on continued employment. Pursuant to APB 25, restricted stock plans are treated similarly to nonqualified stock options and qualify for fixed plan accounting. The compensation expense of $99,950, recognized over four years of service with deferred compensation of $118,950, accounted for as a reduction to additional paid-in-capital until earned. During 2002, $39,000 was expensed from this deferred compensation.

As discussed in Note 8, during May 2002, the Company had a private placement equity sale. Due to disclosures contained in the document, certain shareholders alleged error in judgment and breach of fiduciary duty on the part of one of the officer-shareholders, who subsequently resigned. The Company rescinded all shares that had been issued under the private placement, and returned all cash collected under the equity sale.

As a condition of the Settlement and Mutual Release Agreement, which the Company and several shareholders entered into with the officer-stockholder, the officer-stockholder returned 2,700,000 of his founding shares during the year ended December 31, 2002. These shares were valued at their original issuance cost of $ .001 in the accompanying financial statements, as the transaction in effect was a revocation of the original issuance.

Pursuant to a Merger Agreement, RP Entertainment, Inc. issued 7,592,250 shares of its common stock to the Company in exchange for all the issued and outstanding shares of the Company's common stock (see note 15).

10.    INCOME TAXES

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, " Accounting for Income Taxes," under which the liability method is used to calculate deferred income taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between financial reporting and income tax basis of assets and liabilities and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse.

                              CALIFORNIA LITFUNDING
                          (FORMERLY, LIFTFUNDING CORP.)
                          NOTES TO FINANCIAL STATEMENTS


For federal income tax purposes, the Company has available net operating loss carryforwards of approximately $5,600,000 and $1,570,000, for the years ended December 31, 2002 and 2001, respectively. The net operating loss carryforwards expire through 2022 and are available to offset future income tax liabilities. Temporary differences that give rise to deferred tax assets and liabilities are as follows:
                                                 December 31,   December 31,
                                                 -------------- --------------
                                                     2002            2001


Reserve for unsuccessful resolution of lawsuits  $     726,000  $     359,000
Reserve for allowance for bad debts                    210,000              -
Accrual to cash conversion                             686,000              -
Stock-Based Compensation                               103,000        238,000
Net operating loss carryforwards                     1,378,000        628,000
                                                 -------------- --------------
                                                     3,103,000      1,225,000
Valuation Allowance                                 (3,103,000      1,225,000)
                                                 -------------- --------------

Net deferred taxes                               $           -  $           -
                                                 ============== ==============

11.    EMPLOYMENT AGREEMENT

On December 1, 2000, the Company entered into employment agreements with two officer-stockholders of the company. The terms of the agreements were for 4 years, with remaining commitments after January 1, 2002, of monthly salaries set at $ 12,000, subject to review by the Board of Directors on a semi-annual basis. Also included in the agreements, the officer-stockholders are eligible for bonuses of $ 17,500 for every $ 1,000,000 in disbursements made by the company to third parties in the nature of advances in connection with litigation.

As discussed in Note 9, one of the officer-stockholders resigned during the year ended December 31, 2002, and his agreement was terminated. During September 2002, the Company and the other officer-stockholder modified the terms of his employment agreement, to cover a remaining term of four years at $ 252,000 flat salary per year. The bonus provision calculated on advances is no longer in effect.

12.    COMMITMENTS

Lease:

The Company leases its office space under a non-cancelable operating lease, which expired on November 30, 2002. The Company entered into an amendment of lease agreement which extended the lease to January 14, 2006. Minimum annual rentals for twelve-month periods ended, subsequent to December 31, 2002 are as follows:

                                           Year                     Amount
                                           -----                  --------
                                           2003                    142,956
                                           2004                    154,648
                                           2005                    160,056
                                           2006                     13,339
                                           -----                  --------
                                           Total                  $470,999
                                           =====                  ========

                              CALIFORNIA LITFUNDING
                          (FORMERLY, LIFTFUNDING CORP.)
                          NOTES TO FINANCIAL STATEMENTS


Rent expense amounted to $61,115 and $32,678, for the years ended December 31, 2002 and 2001, respectively.

Litigations:

The Company is defendant in several litigations in the normal course of business, including litigation for return of investments. The Company believes these suits are without merit and intends to defend these litigations in court of law.

The Company is involved in a suit filed by Barbara Rogers and Lawrence Seidman for breach of contract, fraud, conspiracy and defamation. The point of allegations is that they claim there was a finder's fee agreement between them and the founding officers/shareholders of the Company. The Company's position is that there was a negotiated agreement between Rogers, Seidman, Reed and Weisdorn for the compensation of all four involved in bringing the company into existence. The plaintiffs have valued their claims at $10 - $15 million based on the claim for a portion of all authorized but unissued shares of the Company and inflated funding raised. Rogers and Seidman filed a second amended complaint they acted as brokers between Weisdorn and Reed. Weisdorn and Reed demur to that complaint on the grounds that brokering a business opportunity requires a license. On April 15, 2003, the Company also filed a motion for summary judgment to the Complaint. The hearing is scheduled for June 30, 2003.

13.    STOCK-BASED COMPENSATION

The Company accounts for stock based compensation under Statement of Financial Accounting Standards No. 123 ("SFAS 123"). SFAS 123 defines a fair value based method of accounting for stock based compensation. However, SFAS 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees". Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income and earnings per share, as if the fair value method of accounting defined in SFAS 123 had been applied. The Company has elected to account for its stock based compensation to employees under APB 25.

Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS 123. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for the years ended December 31, 2002; risk free interest rate of 3%; dividend yield of 0%; expected lives of the options of 5 years; and volatility of 158%.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

                              CALIFORNIA LITFUNDING
                          (FORMERLY, LIFTFUNDING CORP.)
                          NOTES TO FINANCIAL STATEMENTS


For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Adjustments are made for options forfeited prior to vesting. The effects on compensation expense and net income had compensation costs for the Company's stock option plans been determined based on a fair value at the date of grant consistent with the provisions of SFAS 123, for the years ended December 31, 2002 and 2001 are as follows:
                                          (In thousands, except per share data)
--------------------------------------- --- -------------- --- -------------
                                             December 31,       December 31
                                                 2002               2001
--------------------------------------- --- -------------- --- --------------
--------------------------------------- --- -------------- --- --------------
Net Loss                                 $     (7,426,322)  $     (3,016,859)
--------------------------------------- --- -------------- --- --------------
Add: Adjustment to compensation expense  $              -   $       (113,460)
--------------------------------------- --- -------------- --- --------------
Net loss, pro forma                      $     (7,426,322)  $     (3,130,319)
--------------------------------------- --- -------------- --- --------------
Loss per share, pro forma                $          (0.81)  $          (0.31)
--------------------------------------- --- -------------- --- --------------

During 2001, the Company granted 78,000 stock options exercisable at an average price of approximately $2.11 to employees. Compensation expense of $ 56,000 is recognized over the vesting period pursuant to APB 25. During 2001, the Company granted 836,000 stock options, which immediately vested, exercisable at an average price of $1.83 to independent contractors in connection with financing obtained through investor participations. The options expire 30 days after termination of employment. The options were valued using the Black-Scholes method at the date of grant.

The following summary presents the incentive and non-qualified options under the plan granted, exercised, expired and outstanding at December 31, 2002 and 2001:



                                                        WEIGHTED
                                                        AVERAGE
                                           NUMBER OF                 EXERCISE
                                            SHARES                     PRICE
                                           -----------              -----------
Outstanding at January  1, 2001                     -                        -
Granted                                       929,000               $     1.83
Exercised during the year                      (8,000)                    2.00
                                           -----------              -----------
Outstanding at January 1, 2002                921,000                     2.63
Granted                                       329,000                     1.15
Exercised                                     (20,000)                    1.00
 Expired                                   (1,128,000)                    2.63
                                           -----------              -----------
Outstanding at December 31, 2002              102,000               $     2.60
                                           -----------              -----------

The weighted average grant date fair value of options granted during 2002 was $0.

14.         GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred substantial losses since inception and at

                              CALIFORNIA LITFUNDING
                          (FORMERLY, LIFTFUNDING CORP.)
                          NOTES TO FINANCIAL STATEMENTS


December 31, 2002 and 2001. The Company has an accumulated deficit of approximately $10,504,000 and $3,061,000, respectively. However, these losses do not reflect the unrecognized potential fees described in Footnote 3. Additionally, the Company plans to offer to shareholders to rescind their ownership in the Company. The shareholders will be offered the option of having all their shares purchased back by the Company for the original price paid, with a block of shareholders who purchased their shares at $7.00 per share in December 2001 also offered the option to convert their equity positions into Investor Participations, with all inherent rights due them, including interest payments. Although management believes the majority of shareholders will choose the option to convert their equity into Investor Participations, if all shareholders decided to accept the option to have their shares purchased back by the Company for cash, if would cause a significant strain on the cash flow of the Company.

As discussed in Note 15 to the financial statements, an involuntary bankruptcy petition has been filed in the United States Bankruptcy Court, Central District of California by nine petitioners. No adjustment has been made to the financial statements pending the outcome of this uncertainty.

Management plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence. (i) Management intends to continue to raise additional financing through private equity or debt financing to pay down Company debt and/or reduce the cost of debt service. (ii) Management is also planning to gain access to public capital markets. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.


15.     SUBSEQUENT EVENTS

ACQUISITION OF THE COMPANY

On February 25, 2003, the Company entered into an Agreement of Merger with RP Entertainment (RP), a California corporation. The Company becomes a subsidiary when the Articles of Merger between RP Acquisition Corp., RP's wholly owned subsidiary that was formed to facilitate the merger, and the Company were filed with the Nevada Secretary of State. The charter documents of RP Acquisition Corp. are the charter documents of the surviving corporation. Pursuant to the Merger Agreement, RP issued 7,592,250 shares of its common stock to the Company's shareholders in exchange for all the issued and outstanding shares of the Company's common stock.

Pursuant to the Merger Agreement, the officers of RP resigned and the officers of the Company were appointed as officers of the merged company. Upon the closing of the merger, the former officers of RP agreed to have their 4,500,000 shares of the Company's common stock cancelled.

The merger of the Company with RP will be accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of the Company obtained control of the consolidated entity. Accordingly, the merger of the two companies will be recorded as a recapitalization of the Company, with the Company being treated as the continuing entity. The historical financial statements to be presented will be those of the Company. The continuing company has retained December 31 as its fiscal year end. The financial statements of the legal acquirer are not significant; therefore, no pro forma financial information is submitted.

                              CALIFORNIA LITFUNDING
                          (FORMERLY, LIFTFUNDING CORP.)
                          NOTES TO FINANCIAL STATEMENTS


INVOLUNTARY BANKRUPTCY

On April 2, 2003 an involuntary bankruptcy petition was filed in the United States Bankruptcy Court, Central District of California, Case No. LA03-19005ES by nine petitioners who maintain that they are joint venturers, three of whom also claim to be "service providers." The Company believes that filing of the Petition is wholly without merit, baseless and without facts or legal grounds to support it. The Company intends to vigorously contest this Petition, seek to have the Petition dismissed, and seek to recover all damages caused by the filing of the Petition in proceedings in the Bankruptcy Court and/or the Superior Court. The Company is permitted to continue and is continuing to conduct its normal business notwithstanding the filing of the involuntary petition. The Company has commenced discussions with the petitioners in the hope of expediting dismissal of the involuntary petition.

 The Company believes it has meritorious defenses to the Petition, including among others:

    o the filing of the Petition by the three former directors was motivated by self-interest and a desire to take over control of the Company by impeding normal business operations;
    o the Company is not insolvent; to the contrary, the Company is current with all of its undisputed creditors, has substantial remaining cash on hand and fully expects to collect the more than $40.0 million it expects to receive in fees and advances;
    o but for the filing of the Petition, the Company would have entered into a transaction with one of four offerors of $20.0 million to refinance the Company's debt; and
    o The Company is continuing to conduct its business and to advance funds to its clients.

The Company is optimistic that upon dismissal of the involuntary petition, it will be able to promptly consummate a refinancing.

                                LITFUNDING CORP.
                       (FORMERLY, RP ENTERTAINMENT, INC.)
                       PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE PERIOD ENDED DECEMBER 31, 2002
                                   (unaudited)

The following unaudited Pro Forma Statement of operations has been derived from the financial statements of LitFunding Corp. (formerly, RP Entertainment) (A) for the period ended December 31, 2002 and the financial statements of California LitFunding (formely, LitFunding Corp) (B) for the period ended December 31, 2002. The Pro Forma Statements of Operations reflects the acquisition of B (a previously non public company) by A (a reporting company) on 2/25/2003 and has been accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of B obtained control of the consolidated entity. Following pro forma statement of operations presents pro forma combined statement for the year ended December 31, 2002 assuming the acquisition was consummated as of January 1, 2002.

The Pro Forma Statement of Operations and financial conditions should be read in conjunction with the Financial Statements of A, the Financial Statements of B and the Notes to the financial statements. The Pro Forma Statements do not purport to represent what the Company's results of operations and financial conditions would actually have been if the acquisition of A had occurred on the date indicated or to project the company's results of operations for any future period or date. The Pro Forma adjustments, as described in the accompanying data, are based on available information and the assumption set forth in the foot notes below, which management believes are reasonable.

                                        A            B          Pro Forma     Pro Forma
                                    (Historical) (Historical)  Adjustment     Combined
                                    -----------  -----------  ------------   ------------
Net Revenue                         $         -  $ 2,461,892  $          -   $  2,461,892

Operating expenses                       39,891    6,958,583             -      6,998,474
                                    -----------  -----------  ------------   ------------

Loss from operations                    (39,891)  (4,496,691)            -     (4,536,582)

Non-operating income (Expenses)           3,209   (2,945,511)            -     (2,942,302)
                                    -----------  -----------  ------------   ------------

Income before provision for             (36,682)  (7,442,202)            -     (7,478,884)
income taxes

Provision for taxes                         800          800             -          1,600
                                    -----------  -----------  ------------   ------------

NET INCOME (LOSS)                   $   (37,482) $(7,443,002) $          -   $ (7,480,484)
                                    ===========  ===========  ============   ============



LOSS PER SHARE

   Weighted -average number of                                  (4,500,000)
   shares outstanding                 5,178,000    9,184,723     7,592,250      8,270,250
                                    ===========  ===========                 ============

   Loss per share                   $     (0.01) $     (0.81)                $      (0.90)
                                    ===========  ===========                 ============

NOTES:

(1) Loss per share data shown above are applicable for both primary and fully diluted.

(2) Weighted-average number of shares outstanding for the combined entity includes all shares issued before the acquisition as if outstanding as of January 1, 2003.

(3) Weighted average number of shares outstanding for combined entity includes 5,178,000 shares of common stock of A outstanding as of December 31, 2002 and & 7,592,250 shares of common stock issued to the shareholders of (B) pursuant to the stock acquisition and reorganization agreement and 4,500,000 shares of common shares cancelled owned by former officers of A.

                                LITFUNDING CORP.
                       (FORMERLY, RP ENTERTAINMENT, INC.)
                       PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE PERIOD ENDED DECEMBER 31, 2002
                                   (Unaudited)

The following unaudited Pro Forma Statement of financial conditions has been derived from the financial statements of RP Entertainment (A) for the period ended December 31, 2002 and the financial statements of California LitFunding
(B) for the period ended December 31, 2002. The Pro Forma Statements of Operations of financial conditions reflects the acquisition of B (a non public company) by A (a reporting company) in a merger using under the purchase method of accounting.

                                        A            B                         Pro Forma     Pro Forma
                                    (Historical) (Historical) Investment      Adjustment     Combined
                                    -----------  -----------  ------------   ------------   ------------
             ASSETS

Assets excluding property & equipment     5,223  $13,756,771  $              $          -   $ 13,761,994

Property & equipment, net                 1,500       82,370             -              -         83,870

Investment in subsidiary                      -            -       463,838(4)    (463,838)(3)          -

                                    -----------  -----------  ------------   ------------   ------------
TOTAL ASSETS                        $     6,723  $13,839,141  $    463,838   $   (463,838)  $ 13,845,864
                                    ===========  ===========  ============   ============   ============

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

 Liabilities                        $     5,000  $20,915,407  $              $          -   $ 20,920,415

Long term liabilities                         -            -             -              -              -
                                    -----------  -----------  ------------   ------------   ------------

    Total liabilities                     5,000   20,915,407             -              -     20,920,415
                                    -----------  -----------  ------------   ------------   ------------

Stockholders' equity (deficit);

  Preferred stock                             -            -             -              -              -

  Common stock                            5,178    3,427,796         3,092(4)  (3,427,796)(1)      8,266


  Additional paid in capital            324,822            -       460,746(4)   3,427,796 (1)  3,421,245
                                                                                 (328,277)(2)
                                                                                 (463,838)(3)


  Retained earnings (deficit)         (328,277)  (10,504,062)            -        328,277 (2)(10,504,062)

                                    -----------  -----------  ------------   ------------   ------------

Total stockholders' equity (deficit)      1,723   (7,076,266)      463,838       (463,838)    (7,074,551)
                                    -----------  -----------  ------------   ------------   ------------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)      $     6,723  $13,839,141  $    463,838   $   (463,838)  $ 13,845,864
                                    ===========  ===========  ============   ============   ============

NOTES;

(1) Elimination of Common stock of (B) before the acquisition

(2) Elimination of pre-acquisition retained earnings of (A)

(3) Elimination of investment in subsidiary on consolidation

(4) Recording of acquisition through issuance of 7,592,250 shares of common stock issued to the shareholders of (B) and 4,500,000 shares of common shares cancelled owned by former officers of A, at market value of $0.15 per share

ITEM 8.     Change in Fiscal Year.

            Not applicable.

ITEM 9.     Regulation FD Disclosure.

            Not applicable.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                  LitFunding Corp.


August 1, 2003                           By:     /s/ Morton Reed
                                                 ------------------------------
                                                 Morton Reed, President